UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 9, 2007
Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On October 3, 2007, Visa Inc. (“Visa”) announced that it had completed restructuring transactions in preparation for its initial public offering (“IPO”) expected to occur in the first quarter of 2008. As part of this restructuring, Advanta Corp. received its proportionate number of Class USA shares of Visa Inc. common stock. If the IPO is consummated, Visa is expected to set aside a portion of the proceeds from the IPO in an escrow account to fund certain litigation judgments or settlements that may occur.
     On November 7, 2007, Visa reached a settlement with American Express related to an antitrust lawsuit (the “Am Ex Litigation”). Visa’s settlement of the litigation was subject to the requisite approval of certain specified members of Visa USA, Inc. (“Visa USA”). On November 9, 2007, the settlement became effective upon Visa’s receipt of the requisite approval of the specified Visa USA members. It is anticipated that the escrow account to be created by Visa and funded from a portion of the proceeds of the IPO will be used to satisfy the settlement of Am Ex Litigation.
     Advanta Corp. and its subsidiaries (the “Company”) were not named as defendants in the Am Ex Litigation. However, if the IPO is not consummated or the proceeds are not sufficient to satisfy the settlement of the Am Ex Litigation, members of Visa USA to varying extents may be required to fund certain losses incurred by Visa in connection with the settlement out of funds other than IPO proceeds. Based on the announced settlement and the Company’s membership interest in Visa USA, the Company believes that its potential obligations, if any, with respect to funding a portion of the losses incurred by Visa in connection with the settlement would not exceed $4.2 million.
     The Company is still evaluating the appropriate accounting treatment for its potential obligations, if any, associated with Visa’s settlement of the Am Ex litigation. The Company believes that the settlement will be satisfied with a portion of the proceeds of the IPO and that in any event it will not have a material adverse effect on the consolidated financial position of the Company.
     This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the impact of litigation, including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments, as well as the impact of indemnification or other obligations for losses associated with litigation due to the Company’s status as a member of Visa USA and/or MasterCard Inc.; (2) the effect of legal and regulatory developments, including changes in bankruptcy laws and regulations and the ultimate resolution of the industry-related judicial proceedings relating to the legality of certain interchange rates; (3) the effect of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; and (4) Visa’s completion of the IPO and funding of the escrow account. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp. (Registrant)
Date: November 16, 2007

By:	/s/ Elizabeth Mai
Elizabeth H. Mai, Chief Administrative
Officer, Senior Vice President, Secretary and General Counsel